As filed with the Securities and Exchange Commission on June 13, 2025
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEATHERFORD INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	98-0606750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2000 St. James Place, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

WEATHERFORD INTERNATIONAL PLC
FOURTH AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
(Full title of the plan)
Scott C. Weatherholt
Weatherford International plc
Executive Vice President, General Counsel and Chief Compliance Officer
2000 St. James Place, Houston, Texas 77056
(713) 836-4000
(Name, address and telephone number, including area code, of agent for service)

with copy to:
Jonathan B. Newton
King & Spalding LLP
1100 Louisiana Street, Suite 4100, Houston, Texas 77002
(713) 751-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement is being filed to register 2,656,146 ordinary shares of Weatherford International plc (the “Registrant”) that may be issued pursuant to the Fourth Amended and Restated 2019 Equity Incentive Plan. The ordinary shares are of the same class and relate to the same equity incentive plan as those registered pursuant to the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2021 (No. 333-256809) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference to the extent not supplemented, amended or superseded by the information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:
•the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Commission on February 6, 2025;
•the description of the Registrant’s ordinary shares contained in its Registration Statement on Form 10, as filed with the SEC on March 29, 2021, as updated by Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Commission on February 6, 2025, and any amendment or report filed with the SEC for the purpose of updating such description; and
•all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except that any portions thereof which are furnished and not filed shall not be deemed incorporated) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
All other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of any post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (except that any portions thereof which are furnished and not filed shall not be deemed incorporated).
Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description	Original Filed Exhibit	File Number
4.1	Amended and Restated Memorandum and Articles of Association of Weatherford International plc	Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on December 18, 2019	No. 1-36504
5.1*	Opinion of Matheson LLP regarding the legality of Ordinary Shares being registered
23.1*	Consent of KPMG LLP
23.2*	Consent of Matheson LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature pages to this Registration Statement)
99.1	Weatherford International plc Fourth Amended and Restated 2019 Equity Incentive Plan	Exhibit 10.1 of the Registrant's Current Report on Form 8-K filed on June 13, 2025	No. 1-36504
107*	Filing Fee Table
__________
* Filed with this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 13, 2025.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Girishchandra K. Saligram
GIRISHCHANDRA K. SALIGRAM President, Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Girishchandra K. Saligram, Scott C. Weatherholt and Beth Ann Dranguet and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the Registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 13, 2025.

Signature	Title

/s/ Girishchandra K. Saligram	President, Chief Executive Officer and Director (Principal Executive Officer)
GIRISHCHANDRA K. SALIGRAM

/s/ Anuj Dhruv	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
ANUJ DHRUV

/s/ Desmond Mills	Vice President and Chief Accounting Officer (Principal Accounting Officer)
DESMOND MILLS

/s/ Charles M. Sledge	Chairman of the Board and Director
CHARLES M. SLEDGE

/s/ Steven Beringhause	Director
STEVEN BERINGHAUSE

/s/ Benjamin C. Duster IV	Director
BENJAMIN C. DUSTER IV

/s/ Neal P. Goldman	Director
NEAL P. GOLDMAN

/s/ Jacqueline C. Mutschler	Director
JACQUELINE C. MUTSCHLER

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, this Registration Statement has been signed by the following person solely in the capacity of the duly authorized representative of Weatherford International plc in the United States on the date indicated.

/s/ Scott C. Weatherholt	Authorized U.S. Representative	June 13, 2025
SCOTT C. WEATHERHOLT